United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2023

Sustainable Projects group Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54875	81-5445107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2316 Pine Ridge Rd, Naples, Florida	34109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 239-307-2925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to Sustainable Projects Group Inc., a Nevada corporation, and its subsidiary following the Closing (as defined below). Unless the context otherwise requires, all references to “Lithium Harvest” refer to Lithium Harvest ApS, a Denmark private limited liability company. All references herein to the “Board” refer to the board of directors of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11th, 2023 Mr. Kristian Jensen consented to and was appointed as an additional director of SPGX, by consent resolutions of the board of directors. Mr Jensen is the current CEO of Green Power Denmark. Furthermore, Mr Jensen served as a member of the Danish Parliament from 1998 to 2021. During his time in the Danish Government Mr Jensen served as the Minister of Taxation from 2004 to 2010, Minister for Foreign affairs from 2015-2016 and Minister of Finance from 2016 to 2019. Mr Jensen served on the boards of Movinn and Danoffice IT from 2021 to 2022.

Item 9.01 Financial Statements and Exhibits

99.1	Press release dated May 11, 2023
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSTAINABLE PROJECTS GROUP INC.

Date: May 12, 2023	By:	/s/ Sune Mathiesen
Sune Mathiesen
Chairman, President and Chief Executive Officer

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